Exhibit 10.1
SIXTH AMENDMENT TO
THE SPECTRANETICS CORPORATION
2006 INCENTIVE AWARD PLAN
THIS SIXTH AMENDMENT TO THE SPECTRANETICS CORPORATION 2006 INCENTIVE AWARD PLAN (this “Sixth Amendment”), dated as of November 19, 2008, is made and adopted by The Spectranetics Corporation (the “Company”), subject to approval by the stockholders of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
RECITALS
WHEREAS, the Company maintains The Spectranetics Corporation 2006 Incentive Award Plan, as amended (the “Plan”);
WHEREAS, the Company desires to amend the Plan as set forth herein; and
WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended at any time and from time to time with the approval of the Board of Directors of the Company, provided that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares available under the Plan (other than certain adjustments under the Plan).
NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:
1. Section 3.1(a) of the Plan is hereby amended and restated in its entirety as follows:
“(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (x) 2,550,000, (y) any shares of Stock which as of the Effective Date are available for issuance under the 1997 Plan, and (z) any shares of Stock subject to awards under the 1997 Plan which terminate, expire, lapse for any reason or are settled in cash on or after the Effective Date; provided, however, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.50 shares for each share of Stock delivered in settlement of any Full Value Award. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered under the Plan upon the exercise of Incentive Stock Options shall be that number of shares specified in Section 3.1(a)(x) above.”

2. Section 3.3 of the Plan is hereby amended and restated in its entirety as follows:
“3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 800,000 and the maximum amount that may be paid in cash with respect to one or more Awards to any one Participant which are not denominated in Stock or otherwise for which the foregoing limitation would not be an effective limitation, the maximum amount that may be paid in cash during any calendar year shall be $5,000,000.”
3. The following new sentence is hereby added to the end of Section 14.1 of the Plan:
“Awards in excess of the share limits set forth in Sections 3.1(a) and/or 3.3 may be granted or awarded prior to stockholder approval of any amendment to the Plan increasing such share limits, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when such amendment is approved by the stockholders, and provided further that if such approval has not been obtained by the end of the twelve (12) month period immediately following the date of the Board’s adoption of such amendment (or such earlier date as may be determined by the Committee), all such Awards previously granted or awarded under the Plan shall thereupon automatically be canceled and become null and void.”
4. Except as set forth herein, the Plan shall remain in full force and effect.
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I hereby certify that the foregoing Sixth Amendment was duly adopted by the Board of Directors of The Spectranetics Corporation on November 19, 2008.
Executed on this 19th day of November, 2008.

By:	/s/ Roger Wertheimer
	Name:	Roger Wertheimer
	Title:	Secretary

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I hereby certify that the foregoing Sixth Amendment was approved by the stockholders of The Spectranetics Corporation on June 10, 2009.
Executed on this 10th day of June, 2009.

By:	/s/ Roger Wertheimer
	Name:	Roger Wertheimer
	Title:	Secretary

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